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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                            PECO Energy Capital, L.P.
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               Delaware                                   51-0355322
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(State of incorporation or organization)       (IRS Employer Identification No.)


1013 Centre Road, Suite 350F
Wilmington, DE                                                19805
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(Address of principal executive offices)                    (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                         Name of each exchange on which
      to be so registered                         each class is to be registered
      -------------------                         ------------------------------

Preferred Trust Receipts,                              New York Stock Exchange
each  representing  a _______%  Cumulative
Monthly Income Preferred Security, Series
C of PECO Energy Capital, L.P.


Securities to be registered pursuant to Section 12(g) of the Act:
None


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Item 1. Description of Registrant's Securities to be Registered.

     The information required by this Item 1 is incorporated by reference to Registration Statement No. 333-27721, filed on May 23, 1997 with the Securities and Exchange Commission pursuant to the Securities Act of 1933. Copies of the Prospectus describing the securities will be filed pursuant to Rule 424(b) under the Securities Act of 1933 and shall be deemed incorporated by reference into this Registration Statement filed on Form 8-A.


Item 2. Exhibits.

Exhibit No.
-----------
1-1      Registration Statement No. 333-27721

4-1 Certificate of Limited Partnership of PECO Energy Capital, L.P. (incorporated by reference to Registration Statement Nos. 33-53785 and 33-53785-01).

4-2 Amended and Restated Limited Partnership Agreement of PECO Energy Capital, L.P. (incorporated by reference to Exhibit 10-7 of PECO Energy Company's 1994 Annual Report on Form 10-K, File No. 1-1401).

4-3 Form of Action of General Partner creating ____% Cumulative Monthly Income Preferred Securities, Series C of PECO Energy Capital, L.P. (incorporated by reference to Exhibit 4-4 of Registration Statement No. 333-27721).

4-4 Amendment No. 1 to the Amended and Restated Limited Partnership Agreement of PECO Energy Capital, L.P. (incorporated by reference to
         Exhibit 10-8 of PECO Energy's 1995 Annual Report on Form 10-K, File No. 1-1401).

4-5 Amendment No. 2 to the Amended and Restated Limited Partnership Agreement of PECO Energy Capital, L.P. (incorporated by reference to
         Exhibit 10-9 of PECO Energy's 1995 Annual Report on Form 10-K, File No. 1-1401).

5-1      Form of Preferred Trust Receipt (included in Exhibit 5-4 below).

5-2 Certificate of Trust for PECO Energy Capital Trust II dated May 20, 1997 (incorporated by reference to Exhibit 4-10 of Registration Statement No. 333-27721).

5-3 Trust Agreement for PECO Energy Capital Trust II dated as of May 20, 1997 (incorporated by reference to Exhibit 4-11 of Registration Statement No. 333-27721).

5-4 Form of Amended and Restated Trust Agreement, among PECO Energy Capital, L.P., as grantor, First Union Trust Company, National Association, as Trustee and PECO Energy Capital Corp., for the limited purpose stated therein (incorporated by reference to Exhibit 4-12 of Registration Statement No. 333-27721).


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          PECO Energy Capital, L.P.

                                          By:, PECO Energy Capital Corp.,
                                               its general  partner


                                          /s/ J. Barry  Mitchell
                                          ------------------------------
                                          J. Barry  Mitchell
                                          President





Dated: May 23, 1997


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